Rule 424(b)(2)
Registration Nos. 33-62085
                                 NASD File No. 950825005
PRICING SUPPLEMENT NO. 218
Dated December 17, 1996, to Prospectus
Supplement dated November 8, 1996
and Prospectus dated October 31, 1996

                   LEHMAN BROTHERS HOLDINGS INC.
                    Medium-Term Notes, Series E
                         (Floating Rate)
       Due from Nine Months to 30 years from Date of Issue

Price to Public: 100%   Initial Interest Rate: One (1) Month
Agent's Commission: .50%                       LIBOR Telerate
                                              posted on 12/17/96
Interest Rate Basis:
(  ) Treasury Rate                 Original Issue Date: 12/19/96
( X) LIBOR - 1 month               Maturity Date: 1/15/02
(  ) Commercial Paper Rate         Maximum Interest Rate:______%
(  ) Federal Funds Effective Rate  Minimum Interest Rate:______%
(  ) Prime Rate                    Spread Multiplier:__________%
(  ) Other                         Spread (+ -) +.50%

Index Maturity: Monthly

Interest Payment Period:  Monthly

Interest Reset Period:   Monthly

Interest Reset Dates: 15th of each Month

Interest Determination Dates: Two (2) London/NY business days prior to interest payment dates

Interest Payment Dates:  15th of each Month and at maturity

The aggregate principal amount of this offering is $35,000,000 and relates only to Pricing Supplement No. 218. Medium-Term Notes, Series E may be issued by the company in aggregate principal amount of up to $8,017,500,000 and, to date, including this offering, an aggregate of $7,287,825,000 Medium-Term Notes, Series E has been issued and $4,175,440,000 are outstanding.